UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2014

One2One Living Corporation

 (Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-54024

(Commission File Number)

20-4281128

 (IRS Employer Identification No.)

360 Village, No. 12 Khok Krud Sub-district

Mueang Nakhon Ratchasima District

Nakhon Ratchasim Province 30280

Thailand

(Address of principal executive offices)(Zip Code)

3585 North Courtenay Parkway, Suite 5

Merritt Island, Florida 32953

 (Former name or former address, if changed since last report.)

+66 904964426

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Board of Directors

On March 24, 2014, Sayomphu Srithonnang, the holder of an aggregate of 159,124,900 shares of common stock, 30,406,200 shares of Series B Preferred Stock (convertible into 152,031,000 shares of common stock and equal to the voting power of 152,031,000 shares of common stock), and 100 shares of Series A Preferred Stock (convertible into 100 shares of common stock and equal to the voting power of 100 shares of common stock), as of March 24, 2014, approved and consented in writing in lieu of the 2014 annual meeting of the stockholders of One2One Living Corporation, a Nevada corporation (the “Company”), to the election of a new board of directors, consisting of one person, Sayomphu Srithonnang himself. Mr. Srithonnang’s 159,124,900 shares of common stock, 30,406,200 shares of Series B Preferred Stock and 100 shares of Series A Preferred Stock equaled 78.3% of the voting power of One2One Living’s issued and outstanding voting common stock, Series A Preferred Stock and Series B Preferred Stock as of March 24, 2014.

Appointment of New Officers

On March 24, 2014, the Board of Directors of the Company appointed Sayomphu Srithonnang as the Company’s President, Secretary and Treasurer. Mr. Srithonnang is now the Company’s sole officer and Director.

Biographical Information of Directors and Officers

Mr. Sayomphu Srithonnang, age 24, has served as our President, Secretary and Treasurer and sole Director since March 24, 2014. Since January 2009, Mr. Srithonnang, has worked as an arborist for The Tree Shop, located in Nakhon Ratchasima, Thailand. In 2011, Mr. Srithonnang was promoted to a management position where is he responsible for the day-to-day operations of the The Tree Shop, specifically overseeing the delivery and health of tree inventory, shipping and planting. Mr. Srithonnang’s enthusiasm for technology and background as a manager in a business led to our conclusion that he should be serving as a member of our board of directors in light of our business and structure.

Mr. Srithonnang does not have any agreement, arrangement or understanding with the Company in connection with being appointed a director or to the offices of President, Secretary and Treasurer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

One2One Living Corporation
(Registrant)

Date: March 25, 2014	By:	/s/Sayomphu Srithonnang
	Name:	Sayomphu Srithonnang
	Title:	President